UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2007
Crescent Real Estate Equities Company
(Exact name of registrant as specified in its charter)

Texas	1-13038	52-1862813
(State or other jurisdiction	(Commission	(IRS Employer
of organization)	File Number)	Identification No.)
777 Main Street, Suite 2100
Fort Worth, Texas 76102
(817) 321-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

     On May 31, 2007, Crescent Real Estate Equities Company (the “Company”) filed a Form 8-K for the purpose of reporting under Item 2.01 the sale by Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership of which the Company is the sole shareholder of the general partner and the majority limited partner (the “Partnership”), and certain of its subsidiaries and affiliates (the “Sellers” and, collectively with the Partnership, “Crescent”), of six properties to Walton TCC Hotel Investors V, L.L.C., a Delaware limited liability company (the “Purchaser”) pursuant to a series of Purchase and Sale Agreements effective as of April 6, 2007 (collectively, the “Purchase Agreement”). Pursuant to Item 9.01 of the Form 8-K, the Company included pro forma financial information accounting for the sale of the six properties, as well as two additional properties, the Fairmont Sonoma Mission Inn & Spa® and the Sonoma Golf Club, the sale of which was expected to be consummated under the Purchase Agreement at a later date.
     On June 26, 2007, the Purchase Agreement relating to the sale of the Fairmont Sonoma Mission Inn & Spa® and the Sonoma Golf Club was terminated as described below. Therefore, the Company is amending the Form 8-K at this time to revise the pro forma financial information included in Item 9.01 to exclude the effects of the sale of the Fairmont Sonoma Mission Inn & Spa® and the Sonoma Golf Club. In addition, the Company is reporting the termination of the Purchase Agreement under Item 1.02 hereof.
Item 1.02. Termination of a Material Definitive Agreement.
     On March 5, 2007, Crescent and Purchaser had entered into a series of Purchase and Sale Agreements which were amended on March 23, 2007 effective as of March 5, 2007 (collectively, as so amended, the “Original Purchase Agreement”) pursuant to which, among other things, (a) the Sellers agreed to sell to the Purchaser all of the Sellers’ rights, title and interest in the Fairmont Sonoma Mission Inn & Spa®, the Sonoma Golf Club, the Ventana Inn & Spa®, the Park Hyatt Beaver Creek Resort & Spa, the Omni Austin hotel and the Austin Centre office building adjacent to the hotel, the Denver Marriott hotel and the Renaissance Houston hotel and (b) the Partnership agreed to guaranty certain obligations of the Sellers under the Original Purchase Agreement. The Original Purchase Agreement was terminated by the Purchaser on April 2, 2007 at the end of its due diligence period.
     On April 6, 2007, the Sellers and the Purchaser reinstated and amended the Original Purchase Agreement pursuant to the Purchase Agreement.
     On May 24, 2007, the Sellers closed the sale of six properties, representing all properties covered by the Purchase Agreement, except for the Fairmont Sonoma Mission Inn & Spa® and the Sonoma Golf Club.
     On June 26, 2007, SMI Real Estate, LLC, the seller with respect to the Fairmont Sonoma Mission Inn & Spa®, declared Walton TCC Hotel Investors V, L.L.C. (“Original Purchaser”) and WTCC Sonoma Hotel Investors V, L.L.C. (“SMI Assignee”) (together, “SMI Purchaser”) in default under the Purchase and Sale Agreement relating to the Fairmont Sonoma Mission Inn & Spa® (as reinstated, amended and assigned, the “SMI Agreement”).
     Also on June 26, 2007, pursuant to Section 11.1(a) of the SMI Agreement and Section 11.1(a) of the Purchase and Sale Agreement relating to the Sonoma Golf Club (as reinstated, amended and assigned, the “Sonoma Golf Agreement”), SMI Real Estate, LLC, Sonoma Golf Club, LLC and Sonoma Golf, LLC (together, “Sonoma Sellers”) terminated the SMI Agreement and the Sonoma Golf Agreement.
     SMI Purchaser was declared in default under the SMI Agreement for its failure to comply with its obligations under the SMI Agreement regarding delivery of documents and information to the Lender on a timely basis in violation of Section 5.4(a) of the SMI Agreement and Section 4(a) of the Reinstatement and Second Amendment to the SMI Agreement.
     SMI Purchaser was also declared in default under the SMI Agreement for its failure to use Commercially Reasonable Efforts to attempt to reach agreement with Lender on the form of Existing Debt Assumption Agreement as required by Section 5.4(a) of the SMI Agreement and Section 4(a) of the Reinstatement and Second Amendment to the SMI Agreement.
     A default was also declared under the SMI Agreement based on Original Purchaser’s improper assignment of the SMI Agreement to the SMI Assignee without Lender consent in violation of Section 14.4 of the SMI Agreement.

     Prior to the terminations, Sonoma Sellers were informed that SMI Purchaser would not continue to incur any additional costs and expenses in an effort to close the sale transactions under the SMI Agreement and Sonoma Golf Agreement, which were scheduled for closing at noon on June 28, 2007.
     In conjunction with the above-described declarations of default under the SMI Agreement and the termination of the SMI Agreement and Sonoma Golf Agreement, Sonoma Sellers asserted their right to, and made demand for, the sum of approximately $3.5 million in earnest money under Section 11.1(a) of the SMI Agreement and Section 11.1(a) of the Sonoma Golf Agreement.
     As a result, the Sellers will not receive the remaining $175 million of the total gross purchase price for the properties under the Purchase Agreement, except to the extent the Sellers are able to collect the $3.5 million in earnest money they have demanded. Crescent’s share of the $175 million, determined after taking into account the interests of its partners in the sales and incentive payments due as a result of the sales, would have been approximately $147 million.
     Neither the Company, nor the Partnership, nor any of the Sellers or any affiliate of the foregoing, has a material relationship with Purchaser, other than pursuant to the Purchase Agreement.
Item 9.01. Financial Statements and Exhibits.
     (b) The following pro forma financial statements are filed as part of this Current Report on Form 8-K/A.
Pro Forma Consolidated Balance Sheet as of March 31, 2007 and notes thereto
Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2007 and notes thereto
Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006 and notes thereto

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT REAL ESTATE EQUITIES COMPANY
Date: July 2, 2007	By:	/s/ Jane E. Mody
Jane E. Mody
Managing Director and Chief Financial Officer

INDEX TO FINANCIAL STATEMENTS

Pro Forma Consolidated Balance Sheet as of March 31, 2007 and notes thereto	F-3
Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2007 and notes thereto	F-5
Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006 and notes thereto	F-7

Pro Forma Financial Information
     The following unaudited pro forma consolidated financial statements are based upon the Company’s consolidated historical financial statements and give effect to the following transactions (the “Transactions”):
•	The sale of the Ventana Inn & Spa ®, the Park Hyatt Beaver Creek Resort and Spa, the Omni Austin hotel, the Austin Centre office building, the Denver Marriott hotel and the Renaissance Houston hotel (collectively, the “Properties”), which was completed on May 24, 2007; and

•	The assumed application of the net cash proceeds received from the sale of the Properties.
     The unaudited pro forma consolidated balance sheet as of March 31, 2007 is presented as if the Transactions had been completed on March 31, 2007. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2007 and the year ended December 31, 2006 are presented as if the Transactions had occurred as of January 1, 2006.
     In management’s opinion, all adjustments necessary to reflect the Transactions have been made, are based on available information and are based certain assumptions that the Company believes are reasonable. The unaudited pro forma consolidated balance sheet and statements of operations are not necessarily indicative of what actual results of operations of the Company would have been for the periods presented, nor does it purport to predict the Company’s results of operations for future periods.
     The unaudited pro forma condensed consolidated balance sheet, statements of operations and notes thereto have been derived from, and should be read in conjunction with, the Company’s historical consolidated financial statements, including the accompanying notes. Those financial statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and the Company’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2007.

CRESCENT REAL ESTATE EQUITIES COMPANY
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2007
(dollars in thousands)

	(A)
	Crescent
	Real Estate	Pro Forma
	Equities Company	Adjustments		Consolidated
ASSETS:
Investments in real estate:
Land	$108,431	$—		$108,431
Buildings and improvements, net of accumulated depreciation	1,072,795	—		1,072,795
Furniture, fixtures and equipment, net of accumulated depreciation	14,155	—		14,155
Land held for investment or development	136,804	—		136,804
Properties held for disposition, net	1,896,635	(254,591	)(B)	1,642,044

Net investment in real estate	$3,228,820	$(254,591)		$2,974,229

Cash and cash equivalents	$33,372	$—		$33,372
Restricted cash and cash equivalents	87,002	—		87,002
Defeasance investments	109,244	—		109,244
Accounts receivable, net	20,025	(1,177	)(B)	18,848
Deferred rent receivable	47,870	—		47,870
Investments in unconsolidated companies	257,500	—		257,500
Notes receivable, net	157,696	—		157,696
Other assets, net	126,732	(449	)(C)	126,283

Total assets	$4,068,261	$(256,217)		$3,812,044

LIABILITIES:
Borrowings under Credit Facility	$188,500	$(47,761	)(C)	$140,739
Notes payable	1,816,833	(373,630	)(C)	1,443,203
Junior subordinated notes	77,321	—		77,321
Accounts payable, accrued expenses and other liabilities	184,859	(3,056	)(B)(C)	181,803
Liabilities related to properties held for disposition	610,994	(15,263	)(B)	595,731
Tax liability-current and deferred, net	7,382	4,934	(D)	12,316

Total liabilities	$2,885,889	$(434,776)		$2,451,113

MINORITY INTERESTS:
Operating partnership	$62,789	$28,569	(E)	$91,358
Consolidated real estate partnerships	50,002	—		50,002

Total minority interests	$112,791	$28,569		$141,360

SHAREHOLDERS’ EQUITY:
Preferred shares, $0.01 par value, authorized 100,000,000 shares:
Series A Convertible Cumulative Preferred Shares, liquidation preference of $25.00 per share, 14,200,000 shares issued and outstanding	$319,166	$—		$319,166
Series B Cumulative Redeemable Preferred Shares, liquidation preference of $25.00 per share, 3,400,000 shares issued and outstanding	81,923	—		81,923
Common shares, $0.01 par value, authorized 250,000,000 shares, 127,933,228 shares issued and 102,812,311 shares outstanding	1,279	—		1,279
Additional paid-in capital	2,295,992	—		2,295,992
Accumulated deficit	(1,168,529)	149,990	(F)	(1,018,539)
Accumulated other comprehensive (loss) income	(118)	—		(118)

	$1,529,713	$149,990		$1,679,703
Less — shares held in treasury, at cost, 25,120,917 common shares	(460,132)	—		(460,132)

Total shareholders’ equity	$1,069,581	$149,990		$1,219,571

Total liabilities and shareholders’ equity	$4,068,261	$(256,217)		$3,812,044

See accompanying notes to Pro Forma Consolidated Balance Sheet

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(dollars in thousands)
The following describes the pro forma adjustments to the Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2007 as if the transaction described in the first paragraph of “Pro Forma Financial Information” were completed on March 31, 2007.
A.	Reflects Crescent Real Estate Equities Company consolidated historical Balance Sheet as of March 31, 2007.

B.	Reflects adjustments to remove the historical balance sheets of the Properties as outlined in the table below.

	Resort/Hotel	Austin Centre
	Properties	Office Property
Properties held for disposition, net	$219,414	$35,177
Accounts receivable, net	1,177	—

Total assets	$220,591	$35,177

Accounts payable, accrued expenses and other liabilities	$2,275	$—
Liabilities related to properties held for disposition	15,258	5

Total liabilities	$17,533	$5

C.	Assumes the net cash proceeds of $424.5 million were used to pay down certain debt instruments as outlined in the table below.

	Cash Payout/	Cash Payout		Cash Payout		Write-off
	Assumption	Accrued		Extinguishment		Deferred
	of Principal	Interest		of Debt		Financing costs
Prudential Note (secured by 707 17th Street/Denver Marriott)	$36,799	$—	(i)	$385	(ii)	$149
AEGON Partnership Note (secured by Greenway Plaza/ Renaissance Houston)	11,831	—	(i)	717	(ii)	18
The 2007 Notes	250,000	781		1,226	(ii)	132
KeyBank II (secured by distributions from Funding III, II & V)	75,000	—	(i)	—		150
Credit Facility	47,761	—	(i)	—		—

	$421,391	$781		$2,328		$449

(i)	Interest on these debt instruments is paid monthly, therefore, interest is not considered in the pro forma adjustment.

(ii)	Represents prepayment penalties for early retirement of debt.
D.	Reflects estimated taxes payable as a result of the Transactions.

E.	Reflects the Operating Partnership’s unitholder minority interest, which is approximately 16%, of the amounts described in footnote (F).

F.	Reflects, before minority interests and taxes, the gain on the Transactions of $186.3 million offset by debt pre-payment penalty and write off of deferred financing costs of $2.8 million. Adjustment is recorded net of minority interests and taxes.

CRESCENT REAL ESTATE EQUITIES COMPANY
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2007
(dollars in thousands, except share data)

	(A)
	Crescent
	Real Estate	Pro Forma
	Equities Company	Adjustments		Consolidated
REVENUE:
Office Property	$77,428	$—		$77,428
Other Property	1,689	—		1,689

Total Property revenue	$79,117	$—		$79,117

EXPENSE:
Office Property real estate taxes	$7,226	$—		$7,226
Office Property operating expenses	30,993	—		30,993
Other Property expenses	2,223	—		2,223

Total Property expense	$40,442	$—		$40,442

Income from Property Operations	$38,675	$—		$38,675

OTHER INCOME (EXPENSE):
Interest and other income	$7,289	$—		$7,289
Corporate general and administrative	(10,322)	—		(10,322)
Severance and other related costs	(2,980)	—		(2,980)
Interest expense	(31,201)	7,637	(C)	(23,564)
Amortization of deferred financing costs	(1,787)	240	(C)	(1,547)
Extinguishment of debt	(453)	—		(453)
Depreciation and amortization	(21,587)	—		(21,587)
Impairment charges	(1,935)	—		(1,935)
Other expenses	(2,408)	—		(2,408)
Equity in net income (loss) of unconsolidated companies:		—		—
Office Properties	2,230	—		2,230
Resort Residential Development Properties	(7)	—		(7)
Resort/Hotel Properties	(599)	—		(599)
Temperature-Controlled Logistics Properties	(2,671)	—		(2,671)
Other	316	—		316

Total other income (expense)	$(66,115)	$7,877		$(58,238)

LOSS FROM CONTINUING OPERATIONS BEFORE MINORITY INTERESTS AND INCOME TAXES	$(27,440)	$7,877		$(19,563)
Minority interests	5,767	(1,260	)(D)	4,507
Income tax expense	(1,049)	—		(1,049)

LOSS BEFORE DISCONTINUED OPERATIONS	$(22,722)	$6,617		$(16,105)
Income from discontinued operations, net of minority interests and taxes	15,748	(6,444	)(B)	9,304

NET LOSS	$(6,974)	$173		$(6,801)
Series A Preferred Share distributions	(5,990)	—		(5,990)
Series B Preferred Share distributions	(2,019)	—		(2,019)

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(14,983)	$173		$(14,810	)(E)

BASIC EARNINGS PER SHARE DATA:
Loss available to common shareholders before discontinued operations	$(0.30)			$(0.23)
Income from discontinued operations, net of minority interests and taxes	0.15			0.09

Net loss available to common shareholders — basic	$(0.15)			$(0.14)

DILUTED EARNINGS PER SHARE DATA:
Loss available to common shareholders before discontinued operations	$(0.30)			$(0.23)
Income from discontinued operations, net of minority interests and taxes	0.15			0.09

Net loss available to common shareholders — diluted	$(0.15)			$(0.14)

WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	102,738,586			102,738,586

WEIGHTED AVERAGE SHARES OUTSTANDING — DILUTED	102,738,586			102,738,586

See accompanying notes to Pro Forma Consolidated Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(dollars in thousands)
The following describes the pro forma adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2007 as if the transaction described in the first paragraph of “Pro Forma Financial Information” were completed on January 1, 2006.
A.	Reflects Crescent Real Estate Equities Company consolidated historical Statement of Operations for the three months ended March 31, 2007.

B.	Reflects adjustments to remove the income for the Properties for the three months ended March 31, 2007 as outlined in the table below.

	Resort/Hotel	Austin Centre
	Properties	Office Property
Income from discontinued operations, net of minority interests and taxes	$6,226	$218

C.	Net decrease in interest costs assuming the net cash proceeds of $424.5 million were used to pay down certain debt instruments as outlined in Note (C) of the Notes to Unaudited Pro Forma Consolidated Balance Sheet.

		Amortization
	Interest	of Deferred
	Expense	Financing
Prudential Note (secured by 707 17th Street/Denver Marriott)	$480	$12
AEGON Partnership Note (secured by Greenway Plaza/Renaissance Houston)	222	2
The 2007 Notes	4,734	79
KeyBank II (secured by distributions from Funding III, II & V)	1,373	147
Credit Facility	828	—

	$7,637	$240

D.	Reflects the Operating Partnership’s unitholder minority interest, which is approximately 16%, of the adjustments.

E.	Does not reflect the non-recurring gain on the sale of the Properties or the non-recurring debt pre-payment penalties of $2.3 million or write off of deferred financing costs of $0.4 million associated with the debt pay downs as outlined in Note (C) of the Notes to Unaudited Pro Forma Consolidated Balance Sheet. The estimated gain net of estimated selling costs and before minority interests and taxes would have been approximately $186.3 million had the Transactions taken place as of March 31, 2007.

Purchase price	$445,000
Settlement costs and incentive payments	(20,500)
Net book value of the Properties	(238,230)

Gain	$186,270

CRESCENT REAL ESTATE EQUITIES COMPANY
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006
(dollars in thousands, except share data)

	(A)	(B)
	Crescent	Adjustments for
	Real Estate	Discontinued	Pro Forma
	Equities Company	Operations	Adjustments		Consolidated
REVENUE:
Office Property	$414,343	$(94,128)	$—		$320,215
Resort Residential Development Property	372,148	(364,179)	—		7,969
Resort/Hotel Property	142,205	(142,164)	—		41

Total Property revenue	$928,696	$(600,471)	$—		$328,225

EXPENSE:
Office Property real estate taxes	$41,674	$(14,110)	$—		$27,564
Office Property operating expenses	164,965	(41,025)	—		123,940
Resort Residential Development Property expense	342,994	(331,656)	—		11,338
Resort/Hotel Property expense	108,391	(107,670)	—		721

Total Property expense	$658,024	$(494,461)	$—		$163,563

Income from Property Operations	$270,672	$(106,010)	$—		$164,662

OTHER INCOME (EXPENSE):
Income from sale of investment in unconsolidated company	$47,709	$—	$—		$47,709
Interest and other income	47,428	(1,688)	—		45,740
Corporate general and administrative	(44,918)	—	—		(44,918)
Interest expense	(134,273)	17,242	26,786	(D)	(90,245)
Amortization of deferred financing costs	(7,605)	908	663	(D)	(6,034)
Depreciation and amortization	(147,407)	66,313	—		(81,094)
Other expenses	(12,997)	(416)	—		(13,413)
Equity in net income (loss) of unconsolidated companies:			—		—
Office Properties	9,231	—	—		9,231
Resort Residential Development Properties	(355)	663	—		308
Resort/Hotel Properties	(5,109)	—	—		(5,109)
Temperature-Controlled Logistics Properties	(15,669)	—	—		(15,669)
Other	12,157	—	—		12,157

Total other income (expense)	$(251,808)	$83,022	$27,449		$(141,337)

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTERESTS AND INCOME TAXES	$18,864	$(22,988)	$27,449		$23,325
Minority interests	(2,661)	8,665	(4,392	)(E)	1,612
Income tax (expense) benefit	3,475	(8,139)	—		(4,664)

INCOME BEFORE DISCONTINUED OPERATIONS	$19,678	$(22,462)	$23,057		$20,273
(Loss) income from discontinued operations, net of minority interests and taxes	(502)	22,462	(14,107	)(C)	7,853
Impairment charges related to real estate assets from discontinued operations, net of minority interests	(105)	—	—		(105)
Gain on sale of real estate from discontinued operations, net of minority interests and taxes	14,362	—	—		14,362

NET INCOME	$33,433	$—	$8,950		$42,383
Series A Preferred Share distributions	(23,963)	—	—		(23,963)
Series B Preferred Share distributions	(8,075)	—	—		(8,075)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,395	$—	$8,950		$10,345

BASIC EARNINGS PER SHARE DATA:
Loss available to common shareholders before discontinued operations	$(0.12)				$(0.12)
(Loss) income from discontinued operations, net of minority interests and taxes	(0.01)				0.08
Impairment charges related to real estate assets from discontinued operations, net of minority interests	—				—
Gain on sale of real estate from discontinued operations, net of minority interests and taxes	0.14				0.14

Net income available to common shareholders — basic	$0.01				$0.10

DILUTED EARNINGS PER SHARE DATA:
Loss available to common shareholders before discontinued operations	$(0.12)				$(0.12)
(Loss) income from discontinued operations, net of minority interests and taxes	(0.01)				0.08
Impairment charges related to real estate assets from discontinued operations, net of minority interest	—				—
Gain on sale of real estate from discontinued operations, net of minority interests and taxes	0.14				0.14

Net income available to common shareholders — diluted	$0.01				$0.10

WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	102,054,659				102,054,659

WEIGHTED AVERAGE SHARES OUTSTANDING — DILUTED	102,054,659				102,054,659

See accompanying notes to Pro Forma Consolidated Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands)
The following describes the pro forma adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006 as if the transaction described in the first paragraph of “Pro Forma Financial Information” were completed on January 1, 2006.
A.	Reflects Crescent Real Estate Equities Company consolidated historical Statement of Operations for the year ended December 31, 2006.

B.	Reflects the reclassification of certain office properties, resort residential development properties and resort and hotel properties to discontinued operations pursuant to a Strategic Plan announced by the Company on March 1, 2007.

C.	Reflects adjustments to remove the income for the Properties for the year ended December 31, 2006 as outlined in the table below.

	Resort/Hotel	Austin Centre
	Properties	Office Property
Income from discontinued operations, net of minority interests and taxes	$14,666	$(559)

D.	Net decrease in interest costs assuming that the net cash proceeds of $424.5 million were used to pay down certain debt instruments as outlined in Note (C) of the Notes to Unaudited Pro Forma Consolidated Balance Sheet.

		Amortization
	Interest	of Deferred
	Expense	Financing
Prudential Note (secured by 707 17th Street/Denver Marriott)	$1,921	$48
AEGON Partnership Note (secured by Greenway Plaza/Renaissance Houston)	902	7
The 2007 Notes	18,917	317
KeyBank II (secured by distributions from Funding III,II & V)	1,846	291
Credit Facility	3,200	—

	$26,786	$663

E.	Reflects the Operating Partnership’s unitholder minority interest, which is approximately 16%, of the adjustments.